UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

NEOPROBE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	31-1080091
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

425 Metro Place North, Suite 300, Dublin, Ohio	43017-1367
(Address of principal executive offices)	(Zip Code)

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, par value $.001 per share	NYSE Amex

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Item 1.  Description of Registrant’s Securities to be Registered.

Incorporated by reference to the registrant’s Rule 424(b)(5) Prospectus Supplement filed on November 9, 2010, Registration File No. 333-168485, under the caption “Description of Capital Stock—Common Stock.”

Item 2.  Exhibits.

Exhibit Number	Footnote	Exhibit Description

4.1	(a)
Amended and Restated Certificate of Incorporation of Neoprobe Corporation as corrected February 18, 1994 and amended June 27, 1994, June 3, 1996, March 17, 1999, May 9, 2000, June 13, 2003, July 27, 2004, June 22, 2005 and November 20, 2006.

4.2	(b)	Amended and Restated By-Laws dated July 21, 1993, as amended July 18, 1995, May 30, 1996 and July 26, 2007.

(a)  Incorporated by reference to Exhibit 4.1 filed on August 3, 2010, with the registrant’s Registration Statement on Form S-3, Registration File No. 333-168485.

(b) Incorporated by reference to Exhibit 3.2 filed on August 3, 2007, with the registrant’s Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NEOPROBE CORPORATION

Date: February 8, 2011	/s/ Brent Larson
Brent L. Larson, Senior Vice President, Chief Financial
Officer, Treasurer and Secretary